CONSENT OF INDEPENDENT AUDITORS





We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-1680) pertaining to the 1995 Stock Option Plan of Premier Laser Systems, Inc., and related Prospectus, the Registration Statement (Form S-8 No. 333-27151) pertaining to the February 1996 Stock Option Plan of Premier Laser Systems, Inc., and related Prospectus, the Registration Statement (Form S-8 No. 333-48379) pertaining to the 1996 Stock Option Plan of Premier Laser Systems, Inc., and related Prospectus, and the Registration Statement (Form S-8 No. 333-29497) pertaining to the 1997 Stock Option Plan of Premier Laser Systems, Inc., and related Prospectus, of our report dated June 9, 1999, except for Notes 2, 3 and 8, as to which the date is October 4, 1999 and the fourth paragraph of
Note 1 as to which the date is February 17, 2000, with respect to the consolidated financial statements and schedule of Premier Laser Systems, Inc., included in its Annual Report (Form 10-K/A) for the year ended March 31, 1999.





                                  HASKELL & WHITE LLP



Irvine, California
February 18, 2000